SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 14, 2002
(To Prospectus dated December 14, 2001)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2002-1

                                 -----------



The Class A-R
certificates represent
obligations of the trust            The Class A-R Certificates
only and do not
represent an interest in            o   This supplement relates to the
or obligation of                        offering of the Class A-R certificates
CWABS, Inc.,                            of the series referenced above. This
Countrywide Home                        supplement does not contain complete
Loans, Inc.,                            information about the offering of the
Countrywide Home                        Class A-R certificates. Additional
Loans Servicing LP or                   information is contained in the
any of their affiliates.                prospectus supplement dated March 14,
                                        2002, prepared in connection with the
This supplement may be                  offering of the offered certificates
used to offer and sell the              of the series referenced above and in
offered certificates only               the prospectus of the depositor dated
if accompanied by the                   December 14, 2001. You are urged to
prospectus supplement                   read this supplement, the prospectus
and the prospectus.                     supplement and the prospectus in full.

                                    o   As of April 25, 2003, the certificate
                                        principal balance of the Class A-R
                                        certificates was $0.00.




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-R certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 14, 2003

                               THE MORTGAGE POOL

     As of April 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 2,095 Mortgage Loans having an aggregate Stated Principal Balance of approximately $332,590,273.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                        As of April 1, 2003

Total Number of Mortgage Loans.................................................    2,095
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days............................................................          2.58%
         60-90 days............................................................          0.48%
         91 days or more (excluding pending foreclosures)......................          1.29%
                                                                                         -----
         Total Delinquencies...................................................          4.35%
                                                                                         =====
Foreclosures Pending...........................................................          3.10%
                                                                                         -----
Total Delinquencies and foreclosures pending...................................          7.45%
                                                                                         =====

--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Six (6) of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                       Delinquency and Foreclosure Experience
                                As of December 31, 2001            As of December 31, 2002               As of March 31, 2003
                                -----------------------            -----------------------               --------------------
Total Portfolio.......    $9,081,242,926.99     100.00%     $10,499,524,957.75     100.00%     $12,051,227,600.40     100.00%
Delinquency percentage
       30-59 days.....      $806,843,594.55       8.88%        $776,262,182.66       7.39%        $759,579,662.19       6.30%
       60-89 days.....       255,443,513.99       2.81%        $272,447,833.46       2.59%        $242,823,173,75       2.01%
       90+ days.......        103,605,79149       1.14%        $112,192,108.56       1.07%         $71,249,693.96       0.59%
           Total......    $1,165,892,900.03      12.84%      $1,160,902,124.68      11.06%      $1,073,652,529.90       8.91%
                        ==================== =========== ====================== =========== ====================== ===========
Foreclosure Rate......      $356,652,093.38       3.93%        $277,872,737.06       2.65%        $301,445,696.31       2.50%
Bankruptcy Rate.......      $232,679,880.26       2.56%        $293,013,840.50       2.79%        $293,088,674.42       2.43%
                        ==================== =========== ====================== =========== ====================== ===========


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class A-R Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal." In addition to distributions of interest and principal as described above, the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the senior certificates and the subordinated certificates as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Residual Certificates."

     As of April 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A-R Certificates was $0.00 evidencing a beneficial ownership interest of approximately 0.00% in the Trust Fund. For additional information with respect to the Class A-R Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The April 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-R Certificates discussed under the section titled "Material Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplement and should consult their tax advisors with respect to those consequences. Investors should also be aware of new restrictions imposed on transfers of noneconomic residual interests, which restrictions are discussed below.

     Background. If the Class A-R Certificate is a "noneconomic residual interest," then the REMIC Regulations will disregard, for federal income tax purposes, any transfer of the Class A-R Certificate to a U.S. transferee unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. transferee includes a United States person as defined under Code Section 7701(a)(30), certain trusts that elect to be treated as United States persons. A U.S. Transferee also includes foreign entities and individuals but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a noneconomic residual interest is disregarded, the transferor continues to be treated as the owner of the residual interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

     A residual interest is a "noneconomic residual interest" at the time of transfer unless, (i) taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the residual interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a noneconomic residual interest has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     REMIC regulations finalized in July 2002. The 2002 REMIC Regulations provide a safe harbor under which the transferor of a noneconomic residual interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the noneconomic residual interest and intends to pay taxes associated with holding the noneconomic residual interest as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

     A transfer of a noneconomic residual interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a noneconomic residual interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-R Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-R Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement. Each investor that does not deliver the opinion of counsel described in the Prospectus Supplement will be deemed to represent that it is not a Plan Investor.

                                    RATINGS

     The Class A-R Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-R Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                                                                             Exhibit 1



Summary of Loans in Mortgage Pool                                                        Range
(As of the Reference Date)                                                               -----

Combined Adjustable Rate and Fixed Rate Mortgage Loan Characteristics
Total Number of Loans                                                       2,095
Aggregate Principal Balance                                          $332,590,273
Average Principal Balance                                                $158,754   $9,700 to $684,225
Weighted Average Mortgage Rate                                              8.39%    5.63% to   17.50%
Net Weighted Average Mortgage Rate                                          6.86%    3.97% to   16.99%
Weighted Average Original Term to Maturity (months)                           346      120 to      360
Weighted Average Scheduled Remaining Term to Maturity(months)                 331      101 to      355
Weighted Average Loan-to-Value Ratio                                       80.08%    0.70% to  100.00%
Weighted Average FICO Credit Score                                            606
Percentage of Pool Secured by 1st Liens                                    96.72%
Percentage of Pool Secured by  2nd Liens                                    3.28%

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                               6.64%    2.25% to   11.70%
Weighted Average Maximum Mortgage Rate                                     14.88%   10.25% to   23.63%
Weighted Average Minimum Mortgage Rate                                      8.14%    4.25% to   16.25%

Mortgage Loan Programs


                                                   Number of                    Aggregate      Percentage of
Loan Programs                                 Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                           84                   $5,996,316                1.8 %
2/28 Six-Month LIBOR                                     443                  102,440,201               30.8
3/12 Six-Month LIBOR                                       1                       23,172               0.01
3/27 Six-Month LIBOR                                     317                   59,657,319              17.94
5/25 Six-Month LIBOR                                       1                      447,878               0.13
FIXED 10 Year                                              2                       90,868               0.03
FIXED 15 Year-Credit Comeback                             12                      509,248               0.15
FIXED 15 year                                            110                    7,852,958               2.36
FIXED 20 Year                                             15                    1,024,581               0.31
FIXED 25 Year                                              3                      500,466               0.15
FIXED 30 Year-Credit Comeback                             20                    3,838,443               1.15
FIXED 30 Year                                            730                  134,229,190              40.36
FIXED 10Year-2nd Lien                                     11                      210,493               0.06
FIXED 15 Year-2nd Lien                                   197                    6,261,344               1.88
FIXED 20 Year-2nd Lien                                    22                      832,465               0.25
FIXED 30/15 Balloon                                       39                    5,081,977               1.53
FIXED 30/15 Balloon-2nd Lien                              88                    3,593,354               1.08
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================



Current Mortgage Loan Principal Balances


Range of Mortgage Loan                             Number of                    Aggregate      Percentage of
Principal Balances ($)                        Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
$ 0.01 to $25,000                                        165                   $3,144,390               0.95 %
$ 25,000.01 to $50,000                                   411                   15,489,738               4.66
$ 50,000.01 to $75,000                                   339                   20,928,843               6.29
$ 75,000.01 to $100,000                                  222                   19,065,289               5.73
$100,000.01 to $150,000                                  228                   27,472,691               8.26
$150,000.01 to $200,000                                   77                   13,209,636               3.97
$200,000.01 to $250,000                                   39                    8,498,931               2.56
$250,000.01 to $300,000                                   30                    8,388,598               2.52
$300,000.01 to $350,000                                  288                   93,153,323              28.01
$350,000.01 to $400,000                                  164                   61,489,561              18.49
$400,000.01 to $450,000                                   60                   25,634,007               7.71
$450,000.01 to $500,000                                   55                   26,363,801               7.93
$500,000.01 to $550,000                                    6                    3,177,251               0.96
$550,000.01 to $600,000                                    8                    4,602,882               1.38
$600,000.01 to $650,000                                    2                    1,287,108               0.39
$650,000.01 to $700,000                                    1                      684,225               0.21
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================

Current Mortgage Rates


Range of Current Mortgage                          Number of                    Aggregate      Percentage of
Rates (%)                                     Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                              3                   $1,140,439               0.34 %
6.001 - 6.500                                              6                    2,098,371               0.63
6.501 - 7.000                                             79                   27,482,112               8.26
7.001 - 7.500                                            165                   54,724,320              16.45
7.501 - 8.000                                            329                   90,988,734              27.36
8.001 - 8.500                                            227                   44,871,510              13.49
8.501 - 9.000                                            295                   43,603,580              13.11
9.001 - 9.500                                            192                   21,039,820               6.33
9.501 - 10.000                                           207                   18,712,123               5.63
10.001 - 10.500                                          107                    7,366,356               2.21
10.501 - 11.000                                           83                    5,367,259               1.61
11.001 - 11.500                                           47                    2,161,554               0.65
11.501 - 12.000                                           70                    2,654,368                0.8
12.001 - 12.500                                           39                    1,399,089               0.42
12.501 - 13.000                                          112                    4,359,041               1.31
13.001 - 13.500                                           38                    1,371,444               0.41
13.501 - 14.000                                           46                    1,647,791                0.5
14.001 - 14.500                                           11                      433,240               0.13
14.501 - 15.000                                            6                      229,822               0.07
15.001 - 15.500                                           13                      360,325               0.11
15.501 - 16.000                                            4                       90,697               0.03
16.001 - 16.500                                           10                      309,321               0.09
16.501 - 17.000                                            3                       94,032               0.03
17.001 - 17.500                                            3                       84,927               0.03
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================


Remaining Term to Maturity


Range of Remaining Term                            Number of                    Aggregate      Percentage of
to Maturity (Months)                          Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
1 - 120                                                   14                     $323,375                0.1 %
121 - 180                                                448                   23,339,891               7.02
181 - 300                                                100                    5,484,214               1.65
301 - 360                                              1,533                  303,442,793              91.24
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================

Original Loan-to-Value Ratios


Range of Original                                  Number of                    Aggregate      Percentage of
Loan-to-Value Ratio                           Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
50.00 or Less                                             91                   $6,795,178               2.04 %
50.01-55.00                                               38                    3,024,260               0.91
55.01-60.00                                               52                    8,020,296               2.41
60.01-65.00                                               94                   14,096,020               4.24
65.01-70.00                                              139                   23,091,993               6.94
70.01-75.00                                              217                   37,573,948               11.3
75.01-80.00                                              453                   91,782,856               27.6
80.01-85.00                                              331                   53,015,485              15.94
85.01-90.00                                              360                   69,352,189              20.85
90.01-95.00                                               91                   14,503,533               4.36
95.01-100.00                                             229                   11,334,515               3.41
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================


State Distribution of Mortgaged Properties

                                                   Number of                    Aggregate      Percentage of
State                                         Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
Alaska                                                     1                   $57,476.00               0.02 %
Alabama                                                   12                      575,424               0.17
Arkansas                                                   9                      429,812               0.13
Arizona                                                   64                    7,510,467               2.26
California                                               503                  140,598,257              42.27
Colorado                                                  49                   10,581,012               3.18
Connecticut                                               20                    4,410,229               1.33
District of Columbia                                       2                      793,145               0.24
Delaware                                                   5                      651,854                0.2
Florida                                                  118                   11,943,332               3.59
Georgia                                                  100                   12,625,000                3.8
Hawaii                                                     3                      169,163               0.05
Iowa                                                       4                      155,781               0.05
Idaho                                                      9                      931,745               0.28
Illinois                                                  59                    7,443,768               2.24
Indiana                                                   53                    3,381,916               1.02
Kansas                                                     6                      681,612                0.2
Kentucky                                                  23                    1,735,867               0.52
Louisiana                                                 28                    2,805,904               0.84
Massachusetts                                             33                    4,112,224               1.24
Maryland                                                  31                    6,833,174               2.05
Maine                                                      1                       59,618               0.02
Michigan                                                  85                    9,539,228               2.87
Minnesota                                                 22                    2,692,035               0.81
Missouri                                                  40                    2,854,533               0.86
Mississippi                                               16                      795,428               0.24
Montana                                                    3                      294,823               0.09
North Carolina                                            84                    9,898,971               2.98
North Dakota                                               1                       43,665               0.01




Nebraska                                                   5                      485,857               0.15
New Hampshire                                              5                      679,483                0.2
New Jersey                                                37                    6,966,800               2.09
New Mexico                                                 5                    1,027,836               0.31
Nevada                                                    24                    3,107,213               0.93
New York                                                  54                   11,334,844               3.41
Ohio                                                     112                    8,247,297               2.48
Oklahoma                                                  23                      975,312               0.29
Oregon                                                    37                    5,035,061               1.51
Pennsylvania                                              86                    8,914,260               2.68
Rhode Island                                               3                      328,456                0.1
South Carolina                                            37                    3,680,560               1.11
South Dakota                                               2                       63,441               0.02
Tennessee                                                 47                    3,349,370               1.01
Texas                                                     66                   10,096,887               3.04
Utah                                                      24                    2,139,871               0.64
Virginia                                                  41                    7,292,377               2.19
Washington                                                66                   11,840,680               3.56
Wisconsin                                                 22                    1,415,870               0.43
West Virginia                                             11                      800,048               0.24
Wyoming                                                    4                      203,286               0.06
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================


FICO Credit Scores


                                                   Number of                    Aggregate      Percentage of
Range of FICO Credit Scores                   Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
781 - 800                                                  3                     $427,873               0.13 %
761 - 780                                                  2                      500,011               0.15
741 - 760                                                 10                    2,124,240               0.64
721 - 740                                                 17                    2,132,350               0.64
701 - 720                                                 29                    3,811,970               1.15
681 - 700                                                 54                   10,514,992               3.16
661 - 680                                                109                   18,107,193               5.44
641 - 660                                                194                   32,000,991               9.62
621 - 640                                                289                   50,850,328              15.29
601 - 620                                                334                   58,632,263              17.63
581 - 600                                                311                   52,870,693               15.9
561 - 580                                                276                   44,764,194              13.46
541 - 560                                                219                   28,374,667               8.53
521 - 540                                                132                   15,730,485               4.73
501 - 520                                                 65                    7,335,823               2.21
500 or Less                                               27                    2,890,174               0.87
Missing                                                   24                    1,522,026               0.46
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================

Types of Mortgaged Properties


                                                   Number of                    Aggregate      Percentage of
Property Types                                Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
Single Family Residence                                1,641                 $257,208,027              77.33 %
Planned Unit Development                                 191                   46,808,420              14.07
Manufactured Housing                                     145                   11,341,109               3.41
Low-Rise Condominium                                      66                   10,009,834               3.01
High-Rise Condominium                                      2                      701,020               0.21
2-4 Family Residence                                      50                    6,521,862               1.96
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================


Purpose of Mortgage Loans


                                                   Number of                    Aggregate      Percentage of
Loan Purpose                                  Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                   1,208                 $208,503,086              62.69 %
Purchase                                                 628                   84,359,671              25.36
Refinance (Rate-Term)                                    259                   39,727,515              11.94
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================


Occupancy Types of the Mortgage Loans


                                                   Number of                    Aggregate      Percentage of
Occupancy Type                                Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
Primary Residence                                      2,016                 $324,304,215              97.51 %
Investment Property                                       77                    7,869,865               2.37
Secondary Residence                                        2                      416,193               0.13
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================


Documentation Programs for the Mortgage Loans


                                                   Number of                    Aggregate      Percentage of
Document Type                                 Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
Full                                                    1,895                $290,148,579              87.24 %
Stated Income                                            166                   36,510,871              10.98
Simple                                                    34                    5,930,823               1.78
-------------------------------------------------------------------------------------------------------------

Total                                                  2,095                 $332,590,273                100 %
=============================================================================================================

                                        Adjustable Rate Mortgage Loans


Gross Margin


Range of Gross                                     Number of                    Aggregate      Percentage of
Margins (%)                                   Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                              2                     $789,674               0.47 %
3.001 - 4.000                                              2                      612,333               0.36
4.001 - 5.000                                             42                   10,264,716               6.09
5.001 - 6.000                                            181                   47,910,091              28.42
6.001 - 7.000                                            281                  $63,733,591              37.81
7.001 - 8.000                                            152                   23,394,670              13.88
8.001 - 9.000                                            102                   12,717,624               7.54
9.001 - 10.000                                            62                    6,693,903               3.97
10.001 - 11.000                                           18                    2,125,825               1.26
11.001 - 12.000                                            4                      322,460               0.19

Total                                                    846                  168,564,886                100 %
=============================================================================================================


Subsequent Adjustment Date


Subsequent Adjustment                              Number of                    Aggregate      Percentage of
Date                                          Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
May-03                                                    12                     $540,875               0.32 %
June-03                                                    6                      345,727               0.21
July-03                                                   12                    1,015,812                0.6
August-03                                                 32                    3,063,122               1.82
September-03                                              11                      570,124               0.34
October-03                                                20                    1,534,789               0.91
November-03                                               45                    6,997,008               4.15
December-03                                               59                   12,199,330               7.24
January-04                                               111                   25,149,314              14.92
February-04                                               92                   23,992,743              14.23
March-04                                                  75                   17,965,638              10.66
April-04                                                  53                   15,159,264               8.99
June-04                                                    3                      180,606               0.11
July-04                                                   18                    1,713,196               1.02
August-04                                                 30                    3,615,806               2.15
September-04                                              13                    2,041,513               1.21
October-04                                                 6                      903,205               0.54
November-04                                               48                    5,348,617               3.17
December-04                                               45                    6,688,229               3.97
January-05                                                54                   14,504,692                8.6
February-05                                               33                    7,758,922                4.6
March-05                                                  33                    8,608,846               5.11
April-05                                                  34                    8,219,628               4.88
October-06                                                 1                      447,878               0.27
-------------------------------------------------------------------------------------------------------------

Total                                                    846                 $168,564,886                100 %
=============================================================================================================

                               Adjustable Rate Mortgage Loans


Range of Months to Adjustment Date


Range of Months                                    Number of                    Aggregate      Percentage of
to Adjustment Date                            Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
0 - 6                                                     88                   $6,577,853                3.9 %
7 - 12                                                   440                  101,955,893              60.48
13 - 18                                                   66                    7,908,499               4.69
19 - 24                                                  251                   51,674,762              30.66
38 - 43                                                    1                      447,878               0.27
-------------------------------------------------------------------------------------------------------------

Total                                                    846                 $168,564,886                100 %
=============================================================================================================


Maximum Mortgage Rates

Range of Maximum                                   Number of                    Aggregate      Percentage of
Mortgage Rates (%)                            Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
10.001 - 10.500                                            1                     $316,561               0.19 %
11.501 - 12.000                                            2                      783,742               0.46
12.001 - 12.500                                            6                    1,707,731               1.01
12.501 - 13.000                                           18                    4,601,446               2.73
13.001 - 13.500                                           31                    7,708,007               4.57
13.501 - 14.000                                           88                   23,594,075                 14
14.001 - 14.500                                          124                   29,555,505              17.53
14.501 - 15.000                                          163                   39,584,389              23.48
15.001 - 15.500                                           99                   20,648,528              12.25
15.501 - 16.000                                          126                   21,646,005              12.84
16.001 - 16.500                                           54                    6,039,538               3.58
16.501 - 17.000                                           50                    5,502,447               3.26
17.000 - 17.500                                           29                    2,673,218               1.59
17.501 - 18.000                                           19                    1,952,632               1.16
18.001 - 18.500                                            9                      487,745               0.29
18.501 - 19.000                                           13                      838,072                0.5
19.001 - 19.500                                            5                      206,975               0.12
19.501 - 20.000                                            2                      119,964               0.07
20.001+                                                    7                      598,305               0.35
-------------------------------------------------------------------------------------------------------------

Total                                                    846                 $168,564,886                100 %
=============================================================================================================

                                        Adjustable Rate Mortgage Loans


Initial Periodic Rate                              Number of                    Aggregate      Percentage of
Cap (%)                                       Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
1.00                                                      10                     $974,117               0.58 %
1.50                                                     369                   89,466,700              53.08
2.00                                                      16                    3,107,685               1.84
3.00                                                     449                   74,229,442              44.04
6.00                                                       1                      447,878               0.27
7.00                                                       1                      339,063                0.2
-------------------------------------------------------------------------------------------------------------

Total                                                    846                 $168,564,886                100 %
=============================================================================================================


Subsequent Periodic


Subsequent Periodic                                Number of                    Aggregate      Percentage of
Rate Cap (%)                                  Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
1.00                                                     336                  $47,657,255              28.27 %
1.50                                                     505                  120,026,337               71.2
2.00                                                       3                      648,615               0.38
3.00                                                       2                      232,679               0.14
-------------------------------------------------------------------------------------------------------------

Total                                                    846                 $168,564,886                100 %
=============================================================================================================


Minimum Mortgage Rates


Range of Minimum Mortgage                          Number of                    Aggregate      Percentage of
Rates (%)                                     Mortgage Loans            Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------
5.000 or Less                                             20                   $3,042,806               1.81 %
5.001 - 6.000                                             21                    2,881,333               1.71
6.001 - 7.000                                             69                   19,778,855              11.73
7.001 - 8.000                                            214                   64,407,957              38.21
8.001 - 9.000                                            246                   48,490,606              28.77
9.001 - 10.000                                           175                   21,399,406               12.7
10.001 - 11.000                                           64                    6,258,423               3.71
11.001 - 12.000                                           20                    1,161,116               0.69
12.001 - 13.000                                           10                      546,079               0.32
13.001 - 14.000                                            5                      391,360               0.23
14.001 - 15.000                                            1                      156,269               0.09
16.001 - 17.000                                            1                       50,675               0.03
-------------------------------------------------------------------------------------------------------------

Total                                                    846                 $168,564,886                100 %
=============================================================================================================

                                  EXHIBIT 2

                                                                                                                 Exhibit 2


   THE                                                                                          Distribution Date: 4/25/03
 BANK OF
   NEW
  YORK

101 Barclay St., 8W
New York, NY 10286
                                                Countrywide Home Loans
Attn: Courtney Bartholomew                      Asset-Backed Securities
      212-815-3236                                   Series 2002-1


                                      Certificateholder Monthly Distribution Summary

                                         Certificate                          Pass
                            Class           Rate         Beginning           Through       Principal         Interest
Class       Cusip        Description        Type          Balance            Rate(%)      Distribution     Distribution
-------------------------------------------------------------------------------------------------------------------------
  A       126671PE0        Senior        Var-Act/360   317,924,431.36       1.585000      17,534,158.60      433,922.69
 AIO      126671PF7       Strip IO        Var-30/360   350,124,431.36       5.118607               0.00    1,493,459.36
 AR       126671PL4        Senior        Var-Act/360             0.00       1.585000               0.00            0.00

-------------------------------------------------------------------------------------------------------------------------

 M1       126671PG5      Mezzanine       Var-Act/360     8,510,000.00       1.985000               0.00       14,546.19
 M2       126671PH3      Mezzanine       Var-Act/360     8,050,000.00       2.405000               0.00       16,671.33
 B1       126671PJ9       Junior         Var-Act/360     6,900,000.00       2.955000               0.00       17,557.63
 B2       126671PK6       Junior         Var-Act/360     8,740,000.00       3.405000               0.00       25,626.41

-------------------------------------------------------------------------------------------------------------------------

Totals                                                 350,124,431.36                     17,534,158.60    2,001,783.61


(table continued)


                            Current                          Cumulative
                Total       Realized          Ending          Realized
Class        Distribution    Losses           Balance          Losses
-----------------------------------------------------------------------
  A         17,968,081.29     0.00         300,390,272.76       0.00
 AIO         1,493,459.36     0.00         332,590,272.76       0.00
 AR                  0.00     0.00                   0.00       0.00

-----------------------------------------------------------------------

 M1             14,546.19     0.00           8,510,000.00       0.00
 M2             16,671.33     0.00           8,050,000.00       0.00
 B1             17,557.63     0.00           6,900,000.00       0.00
 B2             25,626.41     0.00           8,740,000.00       0.00

-----------------------------------------------------------------------

Totals      19,535,942.21     0.00         332,590,272.76       0.00

For Class AIO the interest distribution of $1,493,459.36 includes the following amounts:
$1.69 investment earnings for the fixed carryover reserve fund and $1,493,457.67 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method.
Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month. Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.

   THE                                                                                          Distribution Date: 4/25/03
 BANK OF
   NEW
  YORK

101 Barclay St., 8W
New York, NY 10286
                                                Countrywide Home Loans
Attn: Courtney Bartholomew                      Asset-Backed Securities
      212-815-3236                                   Series 2002-1


                                             Principal Distribution Detail

                           Original      Beginning       Scheduled                        Unscheduled          Net
                         Certificate    Certificate      Principal         Accretion       Principal        Principal
Class       Cusip          Balance        Balance      Distribution        Principal      Adjustments      Distribution
-------------------------------------------------------------------------------------------------------------------------
  A       126671PE0    427,800,000.00  317,924,431.36   17,534,158.60           0.00               0.00   17,534,158.60
 AIO      126671PF7    460,000,000.00  350,124,431.36            0.00           0.00               0.00            0.00
 AR       126671PL4            100.00            0.00            0.00           0.00               0.00            0.00

-------------------------------------------------------------------------------------------------------------------------

 M1       126671PG5      8,510,000.00    8,510,000.00            0.00           0.00               0.00            0.00
 M2       126671PH3      8,050,000.00    8,050,000.00            0.00           0.00               0.00            0.00
 B1       126671PJ9      6,900,000.00    6,900,000.00            0.00           0.00               0.00            0.00
 B2       126671PK6      8,740,000.00    8,740,000.00            0.00           0.00               0.00            0.00

-------------------------------------------------------------------------------------------------------------------------

Totals                 460,000,100.00  350,124,431.36   17,534,158.60           0.00               0.00   17,534,158.60


(table continued)


           Current           Ending          Ending
           Realized       Certificate      Certificate
Class       Losses           Balance         Factor
---------------------------------------------------------
  A          0.00         300,390,272.76   0.70217455063
 AIO         0.00         332,590,272.76   0.72302233209
 AR          0.00                   0.00   0.00000000000

---------------------------------------------------------

 M1          0.00           8,510,000.00   1.00000000000
 M2          0.00           8,050,000.00   1.00000000000
 B1          0.00           6,900,000.00   1.00000000000
 B2          0.00           8,740,000.00   1.00000000000

---------------------------------------------------------

Totals       0.00         332,590,272.76

   THE                                                                                          Distribution Date: 4/25/03
 BANK OF
   NEW
  YORK

101 Barclay St., 8W
New York, NY 10286
                                                Countrywide Home Loans
Attn: Courtney Bartholomew                      Asset-Backed Securities
      212-815-3236                                   Series 2002-1


                                              Interest Distribution Detail

                  Beginning          Pass              Accrued        Cumulative                            Total
                 Certificate        Through            Optimal          Unpaid            Deferred         Interest
Class              Balance          Rate (%)           Interest        Interest           Interest           Due
-----------------------------------------------------------------------------------------------------------------------
A               317,924,431.36     1.585000            433,922.69           0.00            0.00           433,922.69
AIO             350,124,431.36     5.118607          1,493,457.67      27,264.92            0.00         1,493,457.67
AR                        0.00     1.585000                  0.00           0.00            0.00                 0.00

-----------------------------------------------------------------------------------------------------------------------

M1                8,510,000.00     1.985000             14,546.19           0.00            0.00            14,546.19
M2                8,050,000.00     2.405000             16,671.33           0.00            0.00            16,671.33
B1                6,900,000.00     2.955000             17,557.63           0.00            0.00            17,557.63
B2                8,740,000.00     3.405000             25,626.41           0.00            0.00            25,626.41

-----------------------------------------------------------------------------------------------------------------------

Totals          350,124,431.36                       2,001,781.92      27,264.92            0.00         2,001,781.92


(table continued)


                    Net         Unscheduled
                Prepayment        Interest         Interest
Class          Int Shortfall     Adjustment          Paid
---------------------------------------------------------------
A                    0.00              0.00       433,922.69
AIO                  0.00              0.00     1,493,459.36
AR                   0.00              0.00             0.00

---------------------------------------------------------------

M1                   0.00              0.00        14,546.19
M2                   0.00              0.00        16,671.33
B1                   0.00              0.00        17,557.63
B2                   0.00              0.00        25,626.41

---------------------------------------------------------------

Totals               0.00              0.00     2,001,783.61

   THE                                                                                          Distribution Date: 4/25/03
 BANK OF
   NEW
  YORK

101 Barclay St., 8W
New York, NY 10286
                                                Countrywide Home Loans
Attn: Courtney Bartholomew                      Asset-Backed Securities
      212-815-3236                                   Series 2002-1


                                              Current Payment Information
                                                  Factors per $1,000

                                          Original              Beginning Cert.
                                        Certificate                Notional               Principal              Interest
Class             Cusip                   Balance                  Balance               Distribution           Distribution
------------------------------------------------------------------------------------------------------------------------------
A                 126671PE0            427,800,000.00           743.161363628            40.986812997            1.014312044
AIO               126671PF7            460,000,000.00           761.140068174             0.000000000            3.246650787
AR                126671PL4                    100.00             0.000000000             0.000000000            0.000000000

------------------------------------------------------------------------------------------------------------------------------

M1                126671PG5              8,510,000.00         1,000.000000000             0.000000000            1.709305556
M2                126671PH3              8,050,000.00         1,000.000000000             0.000000000            2.070972222
B1                126671PJ9              6,900,000.00         1,000.000000000             0.000000000            2.544583333
B2                126671PK6              8,740,000.00         1,000.000000000             0.000000000            2.932083333

------------------------------------------------------------------------------------------------------------------------------

Totals                                 460,000,100.00           761.139902709            38.117727800            4.351702554


(table continued)


                     Ending Cert.             Pass
                      Notional               Through
Class                 Balance                Rate (%)
-------------------------------------------------------
A                   702.174550631            1.585000
AIO                 723.022332087            5.118607
AR                    0.000000000            1.585000

-------------------------------------------------------

M1                1,000.000000000            1.985000
M2                1,000.000000000            2.405000
B1                1,000.000000000            2.955000
B2                1,000.000000000            3.405000

-------------------------------------------------------

Totals              723.022174908


   THE
 BANK OF
   NEW
  YORK

101 Barclay St., 8W
New York, NY  10286
                                                        Countrywide Home Loans
Attn: Courtney Bartholomew                              Asset-Backed Securities
      212-815-3236                                          Series 2002-1

Pool Level Data

Distribution Date                                                                                               4/25/03
Cut-off Date                                                                                                     3/1/02
Determination Date                                                                                               4/1/03
Accrual Period 30/360                                 Begin                                                      3/1/03
                                                      End                                                        4/1/03
Number of Days in 30/360 Accrual Period                                                                              30

Accrual Period Actual Days                            Begin                                                     3/25/03
                                                      End                                                       4/25/03
Number of Days in Actual Accrual Period                                                                              31



--------------------------------------------------------
                    Collateral Information
--------------------------------------------------------

Group 1

Cut-Off Date Balance                                                                                     400,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                         350,124,431.36
Ending Aggregate Pool Stated Principal Balance                                                           332,590,272.76

Beginning Prefunding Amount                                                                                        0.00
Ending Prefunding Amount                                                                                           0.00

Beginning Aggregate Certificate Stated Principal Balance                                                 350,124,431.36
Ending Aggregate Certificate Stated Principal Balance                                                    332,590,272.76

Beginning Aggregate Loan Count                                                                                     2202
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                     107
Ending Aggregate Loan Count                                                                                        2095

Beginning Weighted Average Loan Rate (WAC)                                                                    8.423780%
Ending Weighted Average Loan Rate (WAC)                                                                       8.394325%

Beginning Net Weighted Average Loan Rate                                                                      7.894327%
Ending Net Weighted Average Loan Rate                                                                         7.867218%

Weighted Average Maturity (WAM) (Months)                                                                            330

Servicer Advances                                                                                            194,215.51

Aggregate Pool Prepayment                                                                                 17,111,188.19
Pool Prepayment Rate                                                                                        45.2297 CPR


                                                    Page 1


   THE
 BANK OF
   NEW
  YORK

101 Barclay St., 8W
New York, NY  10286
                                                        Countrywide Home Loans
Attn: Courtney Bartholomew                              Asset-Backed Securities
      212-815-3236                                          Series 2002-1


Certificate Account

Beginning Balance                                                                                                  0.00

Deposit
Payments of Interest and Principal                                                                        19,977,365.33
Liquidation Proceeds                                                                                               0.00
All Other Proceeds                                                                                                 0.00
Other Amounts                                                                                                      1.69
                                                                                                         --------------
Total Deposits                                                                                            19,977,367.02



Withdrawals
Reimbursement of Servicer Advances                                                                                 0.00
Payment of Master Servicer Fees                                                                              139,876.06
Payment of Sub Servicer Fees                                                                                       0.00
Payment of Other Fees                                                                                              0.00
Payment of Insurance Premium(s)                                                                                    0.00
Payment of Personal Mortgage Insurance                                                                             0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                             301,548.75
Payment of Principal and Interest                                                                         19,535,942.20
                                                                                                         --------------
Total Withdrawals                                                                                         19,977,367.02

Ending Balance                                                                                                     0.00



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                     11,976.47
Compensation for Gross PPIS from Servicing Fees                                                               11,976.46
Other Gross PPIS Compensation                                                                                      0.00
                                                                                                         --------------
Total Net PPIS (Non-Supported PPIS)                                                                                0.00



Master Servicing Fees Paid                                                                                   139,876.06
Sub Servicing Fees Paid                                                                                            0.00
Insurance Premium(s) Paid                                                                                          0.00
Personal Mortgage Insurance Fees Paid                                                                              0.00
Other Fees Paid                                                                                                    0.00
                                                                                                             ----------
Total Fees                                                                                                   139,876.06






                                                    Page 2


   THE
 BANK OF
   NEW
  YORK

101 Barclay St., 8W
New York, NY  10286
                                                        Countrywide Home Loans
Attn: Courtney Bartholomew                              Asset-Backed Securities
      212-815-3236                                          Series 2002-1


----------------------------------------------------------------
                   Delinquency Information
----------------------------------------------------------------
Group 1
-------


Delinquency                                                     30-59 Days           60-89 Days         90+ Days            Totals
-----------                                                     ----------           ----------         --------            ------

Scheduled Principal Balance                                    7,688,231.77         2,430,021.03    2,556,358.92      12,674,611.72
Percentage of Total Pool Balance                                  2.311623%            0.730635%       0.768621%          3.810879%
Number of Loans                                                          54                   10              27                 91
Percentage of Total Loans                                         2.577566%            0.477327%       1.288783%          4.343675%

Foreclosure
-----------

Scheduled Principal Balance                                                                                            9,959,151.85
Percentage of Total Pool Balance                                                                                          2.994421%
Number of Loans                                                                                                                  65
Percentage of Total Loans                                                                                                 3.102625%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---

Scheduled Principal Balance                                                                                              815,525.02
Percentage of Total Pool Balance                                                                                          0.245204%
Number of Loans                                                                                                                   6
Percentage of Total Loans                                                                                                 0.286396%

Book Value of all REO Loans                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                        0.00
Additional Gains (Recoveries)/Losses                                                                                           0.00
Total Realized Losses                                                                                                          0.00



----------------------------------------------------------------
         Subordination/Credit Enhancement Information
----------------------------------------------------------------


Protection                                                                             Original                             Current
----------                                                                             --------                             -------

Bankruptcy Loss                                                                           0.00                                 0.00
Bankruptcy Percentage                                                                0.000000%                            0.000000%
Credit/Fraud Loss                                                                         0.00                         4,000,001.00
Credit/Fraud Loss Percentage                                                         0.000000%                            1.202681%


                                                               Page 3
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



   THE
 BANK OF
   NEW
  YORK

101 Barclay St., 8W
New York, NY  10286
                                                        Countrywide Home Loans
Attn: Courtney Bartholomew                              Asset-Backed Securities
      212-815-3236                                          Series 2002-1


Protection                                                                             Original                             Current
----------                                                                             --------                             -------

Special Hazard Loss                                                                       0.00                                 0.00
Special Hazard Loss Percentage                                                       0.000000%                            0.000000%

Credit Support                                                                         Original                             Current
--------------                                                                         --------                             -------

Class A                                                                          427,800,100.00                      300,390,272.76
Class A Percentage                                                                   93.000002%                          90.318418%

Class M1                                                                           8,510,000.00                        8,510,000.00
Class M1 Percentage                                                                   1.850000%                           2.558704%

Class M2                                                                           8,050,000.00                        8,050,000.00
Class M2 Percentage                                                                   1.750000%                           2.420396%

Class B1                                                                           6,900,000.00                        6,900,000.00
Class B1 Percentage                                                                   1.500000%                           2.074625%

Class B2                                                                           8,740,000.00                        8,740,000.00
Class B2 Percentage                                                                   1.900000%                           2.627858%




----------------------------------------------------------------
              Seller Loss Coverage Obligation
----------------------------------------------------------------


Original Seller Loss Coverage Amount                                                                                   8,740,001.90
Current Loss Amount                                                                                                      133,460.41
Cumulative Loss Amount                                                                                                   301,114.44
Remaining Seller Loss Coverage Balance                                                                                 8,438,887.46


                                                              Page 4
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